                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )


Filed by the Registrant [X]


Filed by a Party other than the Registrant [ ]


Check the appropriate box:

[ ]  Preliminary Proxy Statement     [ ] Confidential, for Use of the Commission
[X]  Definitive Proxy Statement          Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.


                                  PawnMart, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



                ------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)     Title of each class of securities to which transaction applies:


                 -------------------------------------------------------------

         (2)     Aggregate number of securities to which transaction applies:


                 -------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


                 -------------------------------------------------------------

         (4)     Proposed maximum aggregate value of transaction:


                 -------------------------------------------------------------

         (5)     Total fee paid:


                 -------------------------------------------------------------

         [ ]     Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)     Amount Previously Paid:


                 -------------------------------------------------------------

         (2)     Form, Schedule or Registration Statement No.:


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         (3)     Filing Party:


                 -------------------------------------------------------------

         (4)     Date Filed:


                 -------------------------------------------------------------

                                 PAWNMART, INC.
                        301 COMMERCE STREET, SUITE 3600
                            FORT WORTH, TEXAS  76102


                                  May 14, 1998


Dear Stockholders:

         You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of PawnMart, Inc. (the "Corporation") to be held on Friday, June 12, 1998, at 9:00 a.m., local time, at the City Club, 301 Commerce Street, Fort Worth, Texas.

         The attached Notice of Annual Meeting and Proxy Statement fully describes the formal business to be conducted at the Meeting.

         Directors and officers of the Corporation, as well as a representative of the Corporation's independent auditors, will be present at the Annual Meeting to respond to any questions you may have.

         It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND the Annual Meeting, please COMPLETE, sign, date and PROMPTLY return the ACCOMPANYING proxy in the ENCLOSED POSTAGE-PAID envelope. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

         On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Corporation. We look forward to seeing you at the Annual Meeting.

                                                 Sincerely,



                                                 /s/ CARSON R. THOMPSON
                                                 ------------------------------
                                                 Carson R. Thompson
                                                 Chief Executive Officer
                                                 Chairman of the Board

                                 PAWNMART, INC.
                        301 COMMERCE STREET, SUITE 3600
                            FORT WORTH, TEXAS  76102

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 12, 1998

                             ---------------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of PawnMart, Inc., a Delaware corporation (the
"Corporation"), will be held on Friday, June 12, 1998, at 9:00 a.m., local time, at the City Club, 301 Commerce Street, Fort Worth, Texas for the following purposes:

         1. To elect three (3) Class I directors for terms expiring in 2001;

         2. To consider and act upon a proposal to amend the PawnMart, Inc. 1997 Employee Stock Option Plan to increase by 1,005,398 (from 494,602 to 1,500,000) the number of shares of common stock, par value $.01 per share ("Common Stock"), of the Corporation authorized for issuance thereunder;

         3. To ratify the selection of KPMG Peat Marwick LLP as the Corporation's independent auditors for fiscal year ending January 30, 1999; and

         4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The transfer books will not be closed, but only stockholders of record at the close of business on May 8, 1998, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. A complete list of the stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, for any purpose germane to the meeting, at the offices of the Corporation during the ten days preceding the meeting and will also be available for inspection at the Annual Meeting.

         The enclosed proxy is solicited by the Board of Directors of the Corporation. Reference is made to the accompanying proxy statement for further information with respect to the business to be transacted at the Annual Meeting.

         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND, THE CORPORATION DESIRES TO HAVE MAXIMUM REPRESENTATION AT THE MEETING AND RESPECTFULLY REQUESTS THAT YOU SIGN, DATE, AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE PAID ENVELOPE PROVIDED. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROXY MAY BE REVOKED BY A STOCKHOLDER AT ANY TIME PRIOR TO ITS USE AS SPECIFIED IN THE ENCLOSED PROXY STATEMENT.

                                   By Order of the Board of Directors,



                                   /s/ CARSON R. THOMPSON
                                   -----------------------------------------
                                   Carson R. Thompson
                                   Chief Executive Officer
Fort Worth, Texas                  Chairman of the Board
May 14, 1998

                            YOUR VOTE IS IMPORTANT.
  PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE POSTAGE
                            PAID ENVELOPE PROVIDED.

                                 PAWNMART, INC.
                        301 COMMERCE STREET, SUITE 3600
                            FORT WORTH, TEXAS  76102

                             ---------------------

                                PROXY STATEMENT
                                  MAY 14, 1998

                             ---------------------

                              GENERAL INFORMATION

         This Proxy Statement is furnished to the stockholders of PawnMart, Inc., a Delaware corporation (hereinafter referred to as the "Corporation"), in connection with the solicitation by the Corporation of proxies to be used in voting at the Annual Meeting of Stockholders (together with any and all adjournments thereof, the "Annual Meeting") to be held at 9:00 a.m., local time, on Friday, June 12, 1998, at the City Club, 301 Commerce Street, Fort Worth, Texas, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement, the foregoing notice, the enclosed form of proxy and a copy of the Corporation's Annual Report to Stockholders for the year ended January 31, 1998, are first being mailed to the stockholders of the Corporation on or about May 14, 1998. THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

         A person giving the enclosed proxy has the power to revoke it by giving notice to the Secretary of the Corporation in person, or by written notification actually received by the Secretary (including by delivery of a later dated proxy card), at any time prior to its being exercised. You may also revoke a previously given proxy by appearing and voting at the Annual Meeting. Your appearance at the Annual Meeting will not, in and of itself, constitute a revocation of any proxy previously given. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the stockholder's directions if the proxy is duly executed and returned prior to the Annual Meeting. If no directions are specified, the shares will be voted FOR the election of the Class I director nominees recommended by the Board of Directors, FOR the approval of the amendment to the PawnMart, Inc. 1997 Employee Stock Option Plan (the "Plan") to increase by 1,005,398 (from 494,602 to 1,500,000) the number of shares of common stock, par value $.01 per share ("Common Stock"), of the Corporation authorized for issuance thereunder (the "Amendment to the Plan"), FOR the ratification of the selection of KPMG Peat Marwick LLP as the Corporation's independent auditors for fiscal year ending January 30, 1999, and in accordance with the discretion of the named attorneys-in-fact on other matters properly brought before the Annual Meeting.

         As of May 8, 1998, the Corporation had 7,209,445 shares of Common Stock, par value $.01 per share ("Common Stock"), issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote. Only stockholders of record at the close of business on May 8, 1998, will be entitled to notice of, and to vote at, the Annual Meeting.

QUORUM REQUIRED

         A quorum for the Meeting requires the presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast at the Meeting. If a quorum is not present, the Meeting may be adjourned from time to time without further notice, if the time and place of the adjourned meeting are announced at the Meeting, until a quorum is obtained. Shares held by stockholders present at the meeting in person who do not vote on a particular matter, ballots marked "abstain" with respect to a matter and "broker nonvotes" that cannot be voted on a matter will be counted as present at the Meeting for quorum purposes, but will be deemed not to have been cast and will have no legal effect on the vote with respect to any such matter.

SOLICITATION OF PROXIES

         The Corporation will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders.
Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Corporation may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Corporation. No additional compensation will be paid to these individuals for any such service. The Corporation has also retained Shareholder Communications Corporation ("SCC") to assist in the solicitation of proxies. SCC will receive a fee or such service of approximately $5,000 plus out-of-pocket expenses, which will be paid by the Corporation. Except as described above, the Corporation does not presently intend to solicit proxies other than by mail.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

         Action will be taken at the Annual Meeting for the election of three Class I directors each of whom will serve for a three-year term expiring in 2001. The Corporation's nominating committee and the Board of Directors has nominated the persons named below to stand for election as Class I directors at the Annual Meeting. Two of the three persons nominated presently serve as a Class I director of the Corporation. Also listed below are each of the Class II and Class III directors whose terms will continue after the meeting. It is intended that the attorneys-in-fact named in the proxy card will vote FOR the election of the Class I director nominees listed below, unless instructions to the contrary are given therein. These nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, it is intended that the attorneys-in-fact will vote FOR such substitute nominees as the Board of Directors may designate. All directors elected at the Annual Meeting will hold office for their respective terms and until their respective successors are elected and qualified.

CLASS I DIRECTOR NOMINEES -- TERMS EXPIRE 2001

         Carson R. Thompson (Age 58) joined the Corporation in August 1996 as a Director. In March 1997, he was named Chairman of the Board and Chief Executive Officer of the Corporation. Prior to this, Mr. Thompson had served as President, Chief Executive Officer and Chairman of The Bombay Company, Inc., a specialty retailer of home furnishing products. Mr. Thompson joined Tandy Corporation, Fort Worth, Texas in 1957, and held various management positions before becoming President in 1981 of Tandy Brands, Inc., a spin-off of Tandy Corporation and a manufacturer and specialty retailer of various products. From 1982 to 1991, Mr. Thompson was Chairman and Chief Executive Officer, from 1991 to 1996, he was Chairman, and from 1996 to 1997, he was President and Chief Executive Officer of The Bombay Company. Mr. Thompson serves as a director of the University of North Texas Health Science Center at Fort Worth, and the Osteopathic Health Foundation, Inc., and is a member of the Board of Advisors of the College of Business Administration at the University of Oklahoma.

         Robert E. Camp (Age 55) joined the Corporation in July 1995 as a Director. He founded and, from 1993 until the present, served as President of Hero's Welcome, Inc., a privately held retail/mail order business. From 1982 until 1992, Mr. Camp was the founder and Chief Executive Officer of Simpson & Fisher Companies, Inc., a specialty retailer of apparel and home furnishing products. Mr. Camp is the former Chief Executive Officer of Fort Worth based Pier 1 Imports, Inc., a specialty retailer of home furnishing products, having been with that firm for 18 years.

         J. Roger Williams (Age 48) joined the Corporation in April 1998 as a Director. From 1974 to 1995, he served as President and Chief Executive Officer of Jack Williams Automall, the multiple-line dealership founded by his father, Jack Williams, in 1958. Currently, he serves as Chairman of the Board and Chief Executive Officer of Roger Williams

Automall in Weatherford, Texas, and Chairman of the Board of Vestry Financial Corporation of Fort Worth, Texas. He also owns and operated Roger Williams Ranches in Weatherford, Texas.

CLASS II DIRECTORS -- TERMS EXPIRE 1999

         Robert D. Bourland, Jr. (Age 56) joined the Corporation in July 1994 as a Director and President. From 1985 until joining the Corporation, he served as President of Cook's Nook, Inc., a specialty retailer of gourmet cookware. From 1964 until that time, he served in various retail management positions with the Radio Shack division of Tandy Corporation, including serving as Senior Vice President -- Managing Director, Tandy U.K. and as Tandy's Divisional Vice President responsible for 1,200 Radio Shack stores. Radio Shack is a specialty retailer of consumer electronic products.

         James E. Berk (Age 52) joined the Corporation in 1997 as a Director. Presently, Mr. Berk is the Vice Chairman and Chief Executive Officer of APC, Inc., a specialty retailer and wholesaler of auto parts. Mr. Berk founded and, from 1993 to 1997, served as the President, Chief Executive Officer and Chairman of the Board for Teach & Play Smart, Inc., a privately held specialty retail chain of children's educational products. Prior to that time, he served as President and Chief Executive Officer of Bizmart, Inc., a chain of office products superstores, and President and Chief Operating Officer of The Wholesale Club, a chain of discount retail stores, and served in various other companies in management capacities.

CLASS III DIRECTORS -- TERMS EXPIRE 2000

         Mark E. Kane (Age 43) joined the Corporation in September 1997 as Director. Presently, he is President and Chief Executive Officer of Compact Discs International, LLC, an international affiliate of CD Warehouse Inc. that owns the worldwide development rights for the CD Warehouse Inc. franchise concept. Mr. Kane founded and, from 1992 to 1997, served as President and Chief Executive Officer of CD Warehouse Inc., a publicly traded national franchising firm specializing in the sale of new and pre-owned compact discs.

         Monty R. Standifer (Age 57) joined the Corporation in August 1997 as a Director. Mr. Standifer has served as Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Gadzooks, Inc., a specialty retailer of apparel products, since July 1995. From June 1992 until July 1995, Mr. Standifer served as Vice President -- Treasurer and Chief Financial Officer of Gadzooks, Inc. From July 1991 to June 1992, Mr. Standifer served as Senior Vice President and Chief Financial Officer of AmeriServ Food Company, a food service systems distributor. Prior to that time, Mr. Standifer was a co-founder of Bizmart, Inc., a chain of office products superstores, serving as Vice President -- Finance, Treasurer and Secretary from its founding in October 1987 until July 1991, shortly after the company was sold. Mr. Standifer was previously employed by Tandy Corporation for 14 years in various financial management positions.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors has established three committees: an Audit Committee, a Compensation Committee and a Nominating Committee. Each of these committees has one or more members who serve at the discretion of the Board of Directors.

         The Audit Committee, currently comprised of Messrs. Standifer and Berk, is responsible for reviewing the Corporation's financial statements, audit reports, internal financial controls and the services performed by the Corporation's independent public accountants, and for making recommendations with respect to those matters to the Board of Directors.

         The Compensation Committee, currently comprised of Messrs. Kane and Camp, is responsible for reviewing and making recommendations to the Board of Directors with respect to compensation of executive officers, other compensation matters and awards under the Corporation's stock option plan.

         The Nominating Committee, currently comprised of Messrs. Thompson, Bourland and Camp, is responsible for developing a strategy and criteria for new board members and making recommendations to the Board of Directors that the selection of future board members should be based thereon.

         The Compensation Committee acted by unanimous written consent one time during the year ended January 31, 1998. The Audit and Nominating Committees have not held meetings or acted by unanimous written consent during the 1997 fiscal year because the Corporation became a reporting company during the 1998 fiscal year.

         The Board of Directors held three formal meetings and voted by unanimous written consent eleven times during the year ended January 31, 1998. During the year ended January 31, 1998, no director of the Corporation attended less than 75% of the total number of meetings of the Board of Directors and all committees on which such director served.

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF THE INDIVIDUALS NOMINATED FOR ELECTION AS CLASS I DIRECTORS.

                                 PROPOSAL NO. 2

                            ADOPT AMENDMENT NO. 1 TO
               THE PAWNMART, INC. 1997 EMPLOYEE STOCK OPTION PLAN

THE PLAN

         The Corporation has in effect the 1997 PawnMart, Inc. Employee Stock Option Plan (the "Plan"), adopted by the Board of Directors and stockholder approval in 1997.

         Stock options granted pursuant to the Plan may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), or non-qualified stock options. The number of shares of Common Stock reserved for issuance pursuant to the Plan is 494,602 shares. As of January 31, 1998, options for 306,389 shares of Common Stock had been granted and are outstanding under the Plan, of which 32,973 options are currently exercisable. All options have an exercise price of $3.79 per share of Common Stock.

         The Plan is administered by the Compensation and Human Resources Committee (the "Committee") of the Board of Directors. Subject to the provisions of the Plan, the Committee has the exclusive power to grant options, to interpret the Plan, to grant waivers of restrictions thereunder and to adopt such rules and regulations as it may deem necessary or appropriate in keeping with the objectives of the Plan.

         Options granted pursuant to the Plan become exercisable on such date or dates as may be established by the Committee. The exercise price of options granted under the Plan may not be an amount less than the market value of Common Stock at the time of grant. The exercise price must be paid in full in cash at the time an option is exercised or, if permitted by the Committee, by means of tendering previously owned shares of Common Stock held for at least six months (at their fair market value), or partly in cash and partly in Common Stock.

         In the event of a stock split, stock dividend, combination or reclassification or certain other corporate transactions, the Committee is authorized to make appropriate adjustments to the exercise price and number of shares subject to options granted under the Plan. Subject to certain limitations, the Board of Directors is authorized to amend, modify or terminate the Plan to meet any changes in legal requirements or for any other purpose permitted by law.

         If a participant becomes disabled, all vested Options may be exercised at any time within twelve months from the date of such termination (or such longer or shorter period, and only to the extent that the participant was entitled to exercise it at the date of such termination, but in no event longer than the expiration of the term of such Option). If a participant dies, all vested Options may be exercised at any time within eighteen months from the date of death (or such longer or shorter period specified in the Option Agreement)(but in no event longer than the expiration of the term of such Option) by the participant's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the participant was entitled to exercise the Option at the date of death. If a participant ceases to be a PawnMart, Inc. employee for any other reason, he or she must exercise any vested Options within the time period as is determined by the Board of Directors, which in no event shall be less than thirty days, and only to the extent that the participant was entitled to exercise it at the date of termination.

FEDERAL INCOME TAX CONSEQUENCES

         The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations and does not purport to be complete. Reference should be made to the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"). There also may be state, local and foreign income tax consequences applicable to transactions involving Stock Options. In addition, the following description does not address specific tax consequences applicable to an individual participant who receives an incentive Option and does not address special rules that may be applicable to directors and officers.

         Under existing federal income tax provisions, a participant who receives stock options will not normally realize any income, nor will the Corporation normally receive any deduction for federal income tax purposes, upon the grant of an Option.

         When a nonqualified stock option granted pursuant to the Plan is exercised, the employee generally will realize ordinary income (compensation) measured by the difference between the aggregate purchase price of the Common Stock as to which the option is exercised and the aggregate fair market value of the Common Stock on the exercise date, and the Corporation generally will be entitled to a deduction in the year the Option is exercised equal to the amount the employee is required to treat as ordinary income. Any taxable income recognized in connection with a nonqualified stock option exercised by an optionee who is also an employee of the Corporation will be subject to tax withholding by the Corporation. The basis for determining gain or loss upon a subsequent disposition of Common Stock acquired upon the exercise of a nonqualified stock option will be the purchase price paid to the Corporation for the Common Stock increased by an amount included in the optionee's taxable income resulting from the exercise of such option. The holding period for determining the maximum tax rate applicable to gain on such disposition begins on the date on which the optionee acquires the Common Stock.

         An employee generally will not recognize any income upon the exercise of an incentive stock option, but the exercise may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided that the employee does not dispose of such stock within two years from the date of grant or one year from the date of exercise of the incentive stock option (the "Required Holding Periods"). An employee disposing of such shares before the expiration of the Required Holding Periods will recognize ordinary income equal to the lesser of (i) the difference between the option price and the fair market value of the stock on the date of exercise, or
(ii) the total amount of gain realized. The maximum federal income tax rate on the remaining gain or loss generally depends on how long the shares are held. The Corporation will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares of Common Stock received upon exercise before the expiration of the Required Holding Periods.

REASONS FOR PROPOSAL

         The Plan is designed to attract and retain the best available personnel for positions of substantial responsibility and to provide incentives to such personnel to promote the success of the business of the Corporation. The Corporation is recommending the Plan Amendment in order to ensure that sufficient shares are available under the Plan to reward and motivate existing employees and to attract new employees in the future, particularly in light of the rapid growth experienced by the Corporation.

         The affirmative vote of the holders of a majority of the total votes cast with respect to the Plan Amendment is required to approve the Plan Amendment. Stockholder approval is also required in order for the expense associated with the exercise of nonqualified stock options by the Named Executive Officers (as defined below) to be fully deductible by the Corporation for federal income tax purposes. In addition, approval of the proposal to increase the authorized number of shares of Common Stock, which is described under Proposal 2 above, is also required in order to allow the Corporation to achieve the benefits of the Plan Amendment by granting additional Options under the Plan.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         In considering whether to vote for approval of the Plan Amendment, stockholders should be aware that each of the executive officers will be eligible for Option grants under the Plan.

DESCRIPTION OF AMENDMENT NO. 1

              The Board of Directors, by unanimous written consent effective as of May 1, 1998, adopted the Amendment to the Plan (a copy of which is attached hereto as Exhibit A) and directed that the Amendment to the Plan be submitted to the stockholders for their approval. The Amendment to the Plan provides for an increase in the aggregate number of shares of Common Stock as to which options may be granted thereunder to 1,500,000 shares.

THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE PLAN.

                                 PROPOSAL NO. 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         KPMG Peat Marwick LLP, independent certified public accountants, served as independent auditors for the Corporation for the fiscal year ended January 31, 1998 and has reported on the Corporation's consolidated financial statements. The Board, upon the recommendation of the Audit Committee, has selected KPMG Peat Marwick LLP as the Corporation's independent auditors for fiscal year ending January 30, 1999 and recommends that the stockholders ratify this selection. The Board has been advised that KPMG Peat Marwick LLP has no relationship with the Corporation or its subsidiaries.

         A representative of KPMG Peat Marwick LLP is expected to be present at the Meeting, will have an opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

         Stockholder ratification is not required for the selection of KPMG Peat Marwick LLP as the Corporation's independent auditors for fiscal year January 30, 1999 because the Board has responsibility for selection of the Corporation's independent auditors. The selection is being submitted for ratification with a view toward soliciting the opinion of stockholders, which opinion will be taken into consideration in future deliberations.

THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF KPMG PEAT MARWICK LLP AS THE CORPORATION'S INDEPENDENT AUDITORS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of May 1, 1998, certain information with respect to voting securities, the Common Stock shares, beneficially owned by (i) each person who is known by the Corporation to beneficially own more than five percent of the Corporation's outstanding shares of Common Stock ,
(ii) the directors and certain executive officers of the Corporation, individually; and (iii) the directors and all executive officers of the Corporation as a group.

                                                                SHARES BENEFICIALLY OWNED (1)(2)
                                                                --------------------------------
                                                                 NUMBER OF           PERCENT OF
                                                                 ---------           ----------
BENEFICIAL OWNER                                                  SHARES               TOTAL
----------------                                                  ------               -----
DIRECTORS AND EXECUTIVE OFFICERS:
   Carson R. Thompson  (3)(9) . . . . . . . . . . . . .           390,179               5.4%

   Robert D. Bourland, Jr. (3)  . . . . . . . . . . . .            74,310               1.0%

   Thomas W. White (3)  . . . . . . . . . . . . . . . .             8,243                  *

   Randall L. Haden (3)(10) . . . . . . . . . . . . . .            51,073                  *

   Robert E. Camp (4) . . . . . . . . . . . . . . . . .            16,487                  *

   James E. Berk (5)  . . . . . . . . . . . . . . . . .             8,243                  *

   Monty R. Standifer (6) . . . . . . . . . . . . . . .            33,243                  *

   Mark E. Kane (7) . . . . . . . . . . . . . . . . . .             8,243                  *

   J. Roger Williams (8)(11)  . . . . . . . . . . . . .            33,500                  *

All directors and executive officers as a group
   (9 persons)  . . . . . . . . . . . . . . . . . . . .           623,521               8.6%

-------------------

 *       Less than 1% of the outstanding shares of Common Stock.

(1) Unless otherwise noted, the Corporation believes that each person named in the table has sole voting and investment power with respect to all shares beneficially owned by such persons.

(2) The number of shares of Common Stock deemed outstanding includes shares issuable pursuant to stock options that may be exercised within sixty (60) days after May 1, 1998.

(3)      His address is 301 Commerce Street, Suite 3600, Fort Worth, Texas
         76102.

(4)      The address for Mr. Camp is Rural Route 1, Box 202, North Hero,
         Vermont 05474.

(5) The address for Mr. Berk is 5825 Obelin, Suite 100, San Diego, California 92121.

(6) The address for Mr. Standifer is 4121 International Parkway, Carrollton, Texas 75007.

(7) The address for Mr. Kane is 1017 N. Central Expressway, Suite 200, Plano, Texas 75075.

(8) The address for Mr. Williams is 1015 Fort Worth Street, Weatherford, Texas 76086.

(9)      Includes options exercisable into 32,973 shares of Common Stock.

(10)     Includes options and warrants exercisable into 15,000 shares of Common
         Stock.

(11)     Includes options and warrants exercisable into 29,000 shares of Common
         Stock.

                               EXECUTIVE OFFICERS

         Set forth below are each of the Corporation's executive officers and his name, age, all positions and offices held by him with the Corporation and his principal occupations and business experience for the past five years. All officers are elected by the Board of Directors, each to hold office until his successor is duly elected and qualified, or if earlier, until his resignation, removal from office or death.

         Carson R. Thompson joined the Corporation in August 1996 as a Director. In March 1997, he was named Chairman of the Board and Chief Executive Officer of the Corporation. Prior to this, Mr. Thompson had served as President, Chief Executive Officer and Chairman of The Bombay Company, Inc., a specialty retailer of home furnishing products. Mr. Thompson joined Tandy Corporation, Fort Worth, Texas in 1957, and held various management positions before becoming President in 1981 of Tandy Brands, Inc., a spin-off of Tandy Corporation and a manufacturer and specialty retailer of various products. From 1982 to 1991, Mr. Thompson was Chairman and Chief Executive Officer, from 1991 to 1996, he was Chairman, and from 1996 to 1997, he was President and Chief Executive Officer of The Bombay Company. Mr. Thompson serves as a director of the University of North Texas Health Science Center at Fort Worth, and the Osteopathic Health Foundation, Inc., and is a member of the Board of Advisors of the College of Business Administration at the University of Oklahoma.

         Robert D. Bourland, Jr. joined the Corporation in July 1994 as a Director and President. From 1985 until joining the Corporation, he served as President of Cook's Nook, Inc., a specialty retailer of gourmet cookware. From 1964 until that time, he served in various retail management positions with the Radio Shack division of Tandy Corporation, including serving as Senior Vice President -- Managing Director, Tandy U.K. and as Tandy's Divisional Vice President responsible for 1,200 Radio Shack stores. Radio Shack is a specialty retailer of consumer electronic products.

         Thomas W. White joined the Corporation on October 15, 1997 as Vice President -- Finance and Chief Accounting Officer. Mr. White was previously employed for six years with the accounting firm of KPMG Peat Marwick LLP, most recently as an assurance manager serving numerous clients within the financial services, manufacturing and retailing industries.

         Randall L. Haden joined the Corporation in February 1994 as Vice President -- Information Systems. Since November 1991 until joining the Corporation, he was employed by Search Capital Group, Inc., a publicly held consumer finance company, most recently as Vice President -- Information Services.

                             EXECUTIVE COMPENSATION

     The following table sets forth the cash and noncash compensation earned by the Chief Executive Officer of the Corporation and each executive officer of the Corporation whose total annual salary and bonus exceeds $100,000 during the fiscal years ended January 28, 1996 ("Fiscal 1995"), January 26, 1997 ("Fiscal 1996") and January 31, 1998 ("Fiscal 1997") (collectively, the "Named Executive Officers"). As of the date hereof, the Corporation has not granted any stock appreciation rights.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                        ANNUAL COMPENSATION        COMPENSATION
                                                        -------------------        ------------
                                                                                    SECURITIES
  NAME AND PRINCIPAL                      FISCAL                                    UNDERLYING         ALL OTHER
  POSITION DURING FISCAL 1997              YEAR       SALARY($)    BONUS($)         OPTIONS (#)       COMPENSATION
  ---------------------------              ----       ---------    --------         -----------       ------------
 Carson R. Thompson  . . . . . . . . . . . 1997        80,769       6,000            164,867                 --
    Chairman of the Board and              1996            --          --                 --                 --
    Chief Executive Officer (1)(2)         1995            --          --                 --                 --

 Robert D. Bourland, Jr. . . . . . . . . . 1997        90,000       5,400             98,920                 --
    President, Chief Operating             1996        90,000      17,500                 --                 --
    Officer and Director (1)               1995        90,000          --                 --                 --

---------------

(1) Mr. Thompson and Mr. Bourland received personal benefits in additional to salary and bonuses. The aggregate amount of such personal benefits, however, did not exceed the lesser of $50,000 or 10% of the total of their annual salary and bonus.

(2) Mr. Thompson joined the Corporation in March 1997 at an annual salary of $100,000.

         The following table summarizes option grants made during Fiscal 1997 to the Named Executive Officers.

                        OPTION GRANTS DURING FISCAL 1997

                                                                   INDIVIDUAL GRANTS
                                                                   -----------------
                                            NUMBER OF
                                            SECURITIES    PERCENT OF TOTAL
                                            UNDERLYING    OPTIONS GRANTED
                                             OPTIONS      TO EMPLOYEES IN    EXERCISE OR BASE    EXPIRATION
 NAME                                     GRANTED (#)(1)   FISCAL YEAR         PRICE ($/SH)         DATE
 ----                                     --------------   -----------         ------------         ----
 Carson R. Thompson                          164,867          53.8%                $3.79           10/15/07
   Chairman of the Board and
   Chief Executive Officer (1)
 Robert D. Bourland, Jr.                      98,920          32.3%                $3.79           10/15/07
   President, Chief Operating
   Officer and Director (2)

------------------

(1) The options to purchase shares of Common Stock were granted under the 1997 PawnMart, Inc. Employee Stock Option Plan and vest over a four year period.

(2) The options to purchase shares of Common Stock were granted under the 1997 PawnMart, Inc. Employee Stock Option Plan and vest over a five year period.

         There were no exercises of stock options by any of the named executive officers during the Fiscal 1997. The table below lists the number of shares of Common Stock underlying each option held by the Named Executive Officers as of January 31, 1998.

                         FISCAL YEAR END OPTION VALUES

                                                     NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS
                                                     AT FISCAL YEAR END(#)          AT FISCAL YEAR END($)(1)
                                                     ---------------------          ------------------------

 NAME                                              EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
 ----                                              -------------------------       -------------------------
 Carson R. Thompson  . . . . . . . . . .                32,973/131,894                 $39,897/$159,592 (1)
 Robert D. Bourland, Jr. . . . . . . . .                    0/98,920                       $0/$119,693(1)

--------------------

(1) The "In-The-Money" value is based on the initial public offering price of the Corporation's Common Stock in March 1998 of $5.00 per share less the exercise price payable for such shares.

              EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

         The Corporation does not have an employment agreement with any member of its executive staff.

                           COMPENSATION OF DIRECTORS

         Cash Compensation. No cash compensation has been paid by the Corporation to its directors prior to the filing of this Proxy Statement. Directors are reimbursed for their ordinary and necessary expenses incurred in attending meetings of the Board of Directors or a committee thereof.

         1997 Stock Option Plan for Directors. Effective as of October 16, 1997, the 1997 PawnMart, Inc. Director Stock Option Plan ("Directors' Option Plan") was approved by the Corporation's Board of Directors and the holders of a majority of the outstanding shares of the Corporation's Common Stock.

         Stock options will be granted under the Directors' Option Plan to any director who is not an employee of the Corporation and is not a holder of more than 5% of the outstanding shares of the Corporation's Common Stock or a person who is in control of such holder ("Eligible Directors").

         A maximum of 263,788 shares of Common Stock (subject to certain anti-dilution adjustments) may be issued to Eligible Directors upon the exercise of options granted under the Directors' Option Plan. As of January 31, 1998, no options have been granted under the Directors' Option Plan.

         Newly appointed Eligible Directors will automatically receive an initial grant of options to purchase 25,000 shares of Common Stock upon their appointment to the Board of Directors. All Eligible Directors will receive annual grants of options to purchase the lesser of 20,000 shares of Common Stock or $200,000 in market value of underlying Common Stock as of the date following each annual meeting of the Corporation's stockholders. The exercise price of options granted under the Directors' Option Plan will be the closing sales price of the Common Stock on the date of grant. Options granted pursuant to the Directors' Option Plan are immediately exercisable. The expiration date is six years from the date of grant. Payment for shares purchased upon exercising an option is made in cash or by certified check, bank draft or money order, or by delivery of previously owned shares of Common Stock held for at least six months (at their fair market value), or partly in cash and partly in such Common Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In July of 1997, Mr. Thompson acquired an aggregate of 375,000 shares of Series D Preferred Stock for $750,000 in connection with Mr. Thompson's becoming a Chief Executive Officer of the Corporation. In connection with the completion of the Corporation's initial public offering on March 20, 1998, the 375,000 shares of Series D Preferred Stock were automatically converted into 187,500 shares of Common Stock at a conversion price of $4.00. In March of 1996, Mr. Thompson purchased a principal amount of $228,000 of 14% unsecured Convertible Subordinated Debentures due June 30, 1999. In October 1997, Mr. Standifer acquired an aggregate of 50,000 shares of Series D Preferred Stock for $100,000 in connection with Mr. Standifer's becoming a Director of the Corporation. In connection with the completion of the Corporation's initial public offering on March 20, 1998, the 50,000 shares of Series D Preferred Stock were automatically converted into 25,000 shares of Common Stock at a conversion price of $4.00.

         In consideration for serving as a Director of the Corporation, in September 1997, Mr. Berk received 8,243 shares of Common Stock; in April 1996 and August 1997, Mr. Camp received an aggregate amount of 16,487 shares of Common Stock; in September 1997, Mr. Kane received 8,243 shares of Common Stock; in September 1997, Mr. Standifer received 8,243 shares of Common Stock and in April 1996 and August 1997, Mr. Thompson received 8,243 and 4,946 shares of Common Stock, respectively. In connection with his employment with the Corporation, in August 1997, Mr. Bourland received 16,487 shares of Common Stock. In connection with joining the Corporation, in October 1997, Mr. White received 8,243 shares of Common Stock.

         During January 1998, the Corporation entered into an aggregate of $190,000 in unsecured notes payable with its Chief Executive Officer. The notes, which accrued interest at 12 percent, were paid in full by the Corporation on March 20, 1998. The Corporation believes that said arrangement is no less favorable to the Corporation than would be available from unrelated third parties.

         The Corporation's Weatherford, Texas store is leased under a five year lease agreement with a joint venture owned by certain stockholders. The terms of the lease agreement include monthly rental payments of $4,000 and an initial lease term which expires on March 31, 1999. The Corporation believes that said arrangement is no less favorable to the Corporation than would be available from unrelated third parties.

         All future transactions between the Corporation and its officers, directors and 5% stockholders will be on terms no less favorable than could be obtained from independent, third parties and will be approved by a majority of the independent, disinterested directors of the Corporation. Furthermore, any forgiveness of loans must be approved by a majority of the Corporation's independent directors who do not have an interest in the transactions and who have access, at the Corporation's expense, to the Corporation's counsel or independent counsel.

         All ongoing transactions were ratified by a majority of the Corporation's independent directors who do not have an interest in the transactions and who had access, at the Corporation's expense, to the Corporation's counsel or independent counsel. All past transactions which are now closed had at least two disinterested directors at the time of the transactions.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         KPMG Peat Marwick LLP, independent certified public accountants, served as independent auditors of the Corporation during Fiscal 1997. The Board of Directors of the Corporation anticipates appointing KPMG Peat Marwick LLP to serve as independent public accountants of the Corporation for fiscal year ending January 30, 1999, subject to their nomination by the Audit Committee. A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting. Such representative will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                                 OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, it is the intention of the attorneys-in-fact named in the accompanying proxy to vote in accordance with their judgment on such matters.

                              VOTING REQUIREMENTS

         With regard to the proposal for the Election of Directors, votes may be cast for or votes may be withheld from each nominee. No stockholder may vote for more than three nominees. Directors will be elected by plurality vote. Therefore, votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may not be specified with respect to the election of directors.

         With regard to the proposal for the approval of the Plan, votes may be cast for or against the Plan, or stockholders may abstain from voting on the particular matter. Approval of the Plan requires the affirmative vote of at least a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote.

         Under Delaware law, abstentions are counted as present for quorum purposes and are included in the calculation of shares "entitled to vote". Abstentions on a particular matter (other than the election of directors) will not be counted as votes cast in the affirmative and will therefore have the same effect as a vote against a particular matter (other than the election of directors) because each proposal (other than the election of directors) requires the affirmative vote of a specific number of shares.

         If no directions are specified in any duly signed and dated proxy card received by the Corporation, the shares represented by that proxy card will be counted as present for quorum purposes and will be voted by the attorneys-in-fact named in the proxy FOR the election of the Class I director nominees recommended by the Board of Directors, FOR the approval of the amendment to the Plan to increase by 1,005,398 (from 494,602 to 1,500,000) the number of shares of Common Stock authorized for issuance thereunder, FOR the ratification of the selection of KPMG Peat Marwick LLP as the Corporation's independent auditors for the fiscal year ending January 30, 1999 and in accordance with the discretion of the named attorneys-in-fact on other matters properly brought before the Annual Meeting.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Corporation's directors and executive officers, and persons who own more than 10% of the Common Stock, to file with the Securities and Exchange Commission (the "Commission") initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Corporation. Officers, directors and greater than 10% beneficial owners are required by the Commission to furnish the Corporation with copies of all Section 16(a) reports they file.
Section 16(a) filing requirements did not apply to the Corporation's officers and directors for the year ended January 31, 1998, because the Corporation was not a public company until the completion of its initial public offering on March 20, 1998.

                             STOCKHOLDER PROPOSALS

         Stockholder proposals to be included in the Corporation's proxy statement relating to the 1999 Annual Meeting of Stockholders of the Corporation must be received no later than January 31, 1999 at the Corporation's principal executive offices, 301 Commerce Street, Suite 3600, Fort Worth, Texas, 76102, Attention: Rick Isbell, Secretary. Stockholders of the Corporation who intend to nominate candidates for election as a director or to bring other business before the meeting must also comply with the applicable procedures set forth in the Corporation's Bylaws. See "Stockholder Nomination of Director Candidates." The Corporation will furnish copies of such Bylaw provisions upon written request to the Secretary of the Corporation at the aforementioned address. It is suggested that proponents submit their proposals by certified mail, return receipt requested.

                 STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES

         The Bylaws of the Corporation provide that any stockholder of record who is entitled to vote for the election of directors at a meeting called for that purpose may nominate persons for election to the Board of Directors subject to the following notice requirements.

         As described more fully in the Corporation's Bylaws, a stockholder desiring to nominate a person for election to the Board of Directors must send a written notice to the Secretary of the Corporation setting forth (i) as to each person who the stockholder proposes to nominate, all information required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) as to the stockholder giving the notice: (a) the name and address of such stockholder as it appears on the Corporation's books and (b) the class and number of shares of the Corporation that are owned of record by such stockholder. To be timely, notice of persons to be nominated by a stockholder as a director at a meeting of stockholders must be delivered to or mailed and received at the principal executive offices of the Corporation not more than 90 nor less than 60 days before the first anniversary of the preceding year's annual meeting.

                  AVAILABILITY OF ANNUAL REPORT ON FORM 10-KSB

         A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-KSB, AS FILED WITH THE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS UPON RECEIPT BY THE CORPORATION OF A REQUEST ADDRESSED TO:

                                THOMAS W. WHITE
             VICE PRESIDENT - FINANCE AND CHIEF ACCOUNTING OFFICER
                                 PAWNMART, INC.
                        301 COMMERCE STREET, SUITE 3600
                            FORT WORTH, TEXAS 76102

         The enclosed form of proxy has been prepared at the direction of the Corporation, of which you are a stockholder, and is sent to you at the request of the Board of Directors. The proxies and attorneys-in-fact named herein have been designated by your Board of Directors.

         The Board of Directors of the Corporation urges you, even if you presently plan to attend the Annual Meeting in person, to execute the enclosed proxy and mail it as indicated immediately. You may revoke your proxy and vote in person if you are in fact able to attend the Annual Meeting.

                                     PAWNMART, INC.
                                     By Order of the Board of Directors



                                     /s/ CARSON R. THOMPSON
                                     ---------------------------------------
                                     Carson R. Thompson
                                     Chief Executive Officer
                                     Chairman of the Board
Fort Worth, Texas
May 14, 1998

EXHIBIT A

                     AMENDMENT NO. 1 TO THE PAWNMART, INC.
                        1997 EMPLOYEE STOCK OPTION PLAN

I. The first sentence of Section 4 of the Plan shall be deleted and restated in its entirety as follows:

         "Subject to the adjustments provided in Section 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to Options shall not exceed in the aggregate 1,500,000 shares of the Company's common stock."

                                 PAWNMART, INC.

     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PAWNMART, INC.
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 1998

         The undersigned, having received the notice and accompanying Proxy Statement for said meeting, hereby appoints Carson R. Thompson and Thomas W. White, and each of them, with full power of substitution, as the undersigned's proxy and attorney-in-fact to vote at the Annual Meeting of Stockholders of PawnMart, Inc. to be held on June 12, 1998, or at any adjournment thereof, all shares of PawnMart, Inc. which the undersigned may be entitled to vote.

[X]      Please mark your votes as in this example.

1.       Election of Class I directors for terms expiring in 2001:

                 Carson R. Thompson
                 Robert E. Camp
                 J. Roger Williams

         [ ]     FOR ALL NOMINEES (except as indicated to the contrary below)

         [ ]     WITHHOLD AUTHORITY to vote for all the nominees above.

         [ ]     __________________   (To withhold authority to vote for any
                 individual nominee, print the nominee's name)


2. Proposal to approve the amendment to the PawnMart, Inc. 1997 Employee Stock Option Plan.

         [ ]     FOR

         [ ]     AGAINST

         [ ]     ABSTAIN

3. To ratify the appointment of KPMG Peat Marwick LLP as the Corporation's independent accountants for the fiscal year ending January 30, 1999.

         [ ]     FOR

         [ ]     AGAINST

         [ ]     ABSTAIN


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.




          (PLEASE COMPLETE, SIGN AND DATE THIS CARD ON THE NEXT PAGE)

         THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AND ON ANY OTHER BUSINESS, IN THE DISCRETION OF THE PROXIES.

IMPORTANT.  Please date sign exactly as the name appears below.

                           When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                           Dated                             , 1998
                                 ----------------------------


                           ------------------------------------------
                           Signature


                           ------------------------------------------
                           Signature (if held jointly)



PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE EVEN IF YOU PLAN TO ATTEND THE MEETING. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ENCLOSED ENVELOPE.

[ ]      MARK HERE IF YOU PLAN TO ATTEND THE MEETING